UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 23, 2013

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 23, 2013, USANA Health Sciences, Inc. issued a press release announcing its financial results for the second quarter and six months ended June 29, 2013.  The release also announced that executives of the company would discuss these results with investors on a conference call broadcast over the World Wide Web and by telephone and provided access information, date and time for the conference call.  A copy of the press release is furnished herewith as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.  The company will also post this document on its corporate website, www.usanahealthsciences.com.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 8.01	Other Events.

The Securities and Exchange Commission (“SEC”) is conducting an investigation, which appears to involve possible issues regarding trading in the Company’s stock during late 2012 by certain of the Company's directors, including the Chairman.   The Company, and members of its Board of Directors, are fully cooperating with the SEC in connection with this matter.

The Company believes that the outcome of this matter will not have a material adverse effect on the Company's financial condition or results of operations.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99	Press release issued by USANA Health Sciences, Inc. dated July 23, 2013 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By: /s/ Paul A. Jones

Paul A. Jones, Chief Financial Officer

Date:	July 23, 2013